EXHIBIT 4.1(k)

                      FIRST NOTE MODIFICATION AGREEMENT

      THIS AGREEMENT, made as of May 14, 2003 by and between GLOBAL PAYMENT TECHNOLOGIES, INC., a Delaware corporation (the "Borrower"), and JPMORGAN CHASE BANK, a New York banking corporation (the "Lender").

                                   RECITALS

      A. Pursuant to an Amended and Restated Credit Agreement dated as of September 10, 2002 by and between the Borrower and the Lender (the "Credit Agreement"), the Borrower executed and delivered to the Lender an Amended and Restated Revolving Credit Note dated September 10, 2002 (the "Revolving Credit Note").

      B. The Borrower and the Lender desire to amend the Revolving Credit Note as set forth herein.

      NOW THEREFORE, the Borrower and the Lender agree as follows:

      1. The principal amount of "$3,500,000" in the heading of the Revolving Credit Note is hereby deleted and the amount of "$2,000,000" is substituted in place thereof.

      2. The reference to the principal amount of "THREE MILLION FIVE HUNDRED THOUSAND DOLLARS ($3,500,000)" contained in the first paragraph of the Revolving Credit Note is hereby deleted and the phrase "TWO MILLION DOLLARS ($2,000,000)" is substituted in place thereof.

      3. Except as expressly amended hereby, the Revolving Credit Note shall remain in full force and effect in accordance with the terms thereof. The amendment herein contained is limited specifically to the matter set forth above and does not constitute directly or by implication an amendment or waiver of any other provision of the Revolving Credit Note.

      4. This Agreement may be executed in two or more counterparts each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

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      IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.

                                    JPMORGAN CHASE BANK

                                    By:_____________________________
                                    Name:
                                    Title:

                                    GLOBAL PAYMENT TECHNOLOGIES, INC.

                                    By:_____________________________
                                    Name:
                                    Title:


                                    By:_____________________________
                                    Name:
                                    Title: